EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Members and Board of Partner of Gratus Capital Properties Fund III, LLC

We consent to the inclusion in the Form 1-K Annual Report Pursuant to Regulation A of our report dated June 4th, 2024, of the consolidated balance sheet and the related consolidated statements of operations, Members’ equity, and cashflows for the years ended December 31,  2023 and 2022.

/s/ Boladale Lawal & Co

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

June 6, 2024